UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2022

Crucible Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39837	85-3052152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 Walnut Street Boulder, Colorado	80302
(Address of principal executive offices)	(Zip Code)

(401) 216-7635

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fifth of one redeemable warrant	CRU.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	CRU	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50		None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 28, 2022, Crucible Acquisition Corporation, a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”) at which the Company’s stockholders approved the Charter Amendments (as defined below). In connection therewith, the Company gave formal notice to The New York Stock Exchange (the “NYSE”) on November 28, 2022 of its intention to dissolve and liquidate and requested that the NYSE file a Form 25 with the U.S. Securities and Exchange Commission to delist the Company’s securities.

Item 3.03	Material Modification to Rights of Security Holders.

On November 28, 2022, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware to: (A) amend the date by which the Company must cease its operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and redeem all of the shares of Class A common stock, par value $0.0001 per share, of the Company, included as part of the units sold in the Company’s initial public offering that was completed on January 7, 2021 (the “IPO”), whether such shares were purchased in the IPO or in the secondary market following the IPO (including shares sold pursuant to the underwriters’ overallotment option, collectively, the “Public Shares”), from January 7, 2023 to November 30, 2022 (the “First Amendment”); and (B) to eliminate from the Charter the limitation that the Company may not redeem Public Shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934) of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem Public Shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Second Amendment” and, together with the First Amendment, the “Charter Amendments”). A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Items 3.01 and 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Special Meeting, the following proposals were considered and acted upon by the stockholders of the Company: (1) a proposal to approve the First Amendment (the “First Amendment Proposal”); and (2) a proposal to approve the Second Amendment (the “Second Amendment Proposal”). The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below:

1.    First Amendment Proposal

Votes For	Votes Against	Abstentions
25,783,457	84,493	12,148

Accordingly, the First Amendment Proposal was approved.

2.    Second Amendment Proposal

Votes For	Votes Against	Abstentions
25,744,874	88,770	46,454

Accordingly, the Second Amendment Proposal was approved.

The results reported above are final voting results. No other matters were considered or voted upon at the meeting. In connection with the approval and implementation of the Amendments, the holders of 24,243,057 Public Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.09 per share, for an aggregate redemption amount of $244,554,766.56. Following such redemptions, 1,631,943 Public Shares remain outstanding, which, pursuant to the First Amendment, in connection with the winding up of the Company, will be redeemed for cash at a redemption price of approximately $10.03 per share, for an aggregate redemption amount of $16,362,422.20.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Crucible Acquisition Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crucible Acquisition Corporation

Date: November 29, 2022	By:	/s/ James M. Lejeal
	Name:	James M. Lejeal
	Title:	Chief Executive Officer